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                                                                    EXHIBIT 21.1




                                SUBSIDIARIES

                                     OF

                          THE MEN'S WEARHOUSE, INC.




                      TMW Texas Retail L.P.

                      TMW Texas Limited, Inc.

                      TMW Texas General, Inc.

                      Value Priced Clothing, Inc.

                      Value Priced Clothing II, Inc.

                      Value Priced Liquidators, Inc.

                      The Men's Wearhouse Nevada, Inc.